INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant X
Filed by a Party other than the Registrant /_/
Check the appropriate box:
/_/      Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/    Definitive Proxy Statement
/_/    Definitive Additional Materials
/_/    Soliciting Material Pursuant toss.240.14a-12

                        CHINA WI-MAX COMMUNICATIONS, INC.
                     -------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X      No fee required.
/_/    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:

/_/    Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                        CHINA WI-MAX COMMUNICATIONS, INC.
                         1905 Sherman Street, Suite 335
                             Denver, Colorado 80203
                                  (303)993-8028


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of China Wi-Max Communications, Inc.:

         An annual Meeting of Shareholders of China Wi-Max Communications, Inc. (the "Company") will be held at the offices of the Company's General Counsel, vonBriesen, 411 East Wisconsin Avenue, Suite 700, Milwaukee, Wisconsin 53202 at 10:00 a.m., Central Time on September 30, 2009 for the purposes of:

     1.   To elect four persons to the Board of Directors for the ensuing year.

     2.   To ratify the appointment of our auditors, GHP Horwath, P.C.

         All shareholders are invited to attend the meeting. Shareholders of record at the close of business on August 4, 2009, the record date, fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and to vote at the meeting will be open for examination by shareholders beginning 10 days prior to the meeting for any purpose germane to the meeting during normal business hours at the Company's General Counsel, vonBriesen, 411 East Wisconsin Avenue, Suite 700, Milwaukee, Wisconsin 53202.

         The Company's Annual Report to Stockholders for the year ended December 31, 2008 accompanies this Notice of Annual Meeting and Proxy Statement.

         All stockholders, whether or not they expect to attend the Meeting in person, are requested either to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or to record their proxy by other authorized means. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

         Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.

         September 14, 2009        By Order of the Board of Directors

                                   /s/ Steven T. Berman
                                   ---------------------------------------------
                                   Steven T. Berman, President,
                                   Chief Executive Officer,
                                   Secretary and Director

                        CHINA WI-MAX COMMUNICATIONS, INC.
                         1905 Sherman Street, Suite 335
                             Denver, Colorado 80203
                                  (303)993-8028

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

             PROXIES ARE BEING SOLICITED BY THE COMPANY, AND YOU ARE
                 REQUESTED TO SUBMIT YOUR PROXY TO THE COMPANY.

SOLICITATION AND REVOCABILITY OF PROXY

This proxy statement ("Proxy Statement") and the accompanying proxy ("Proxy") is furnished in connection with the solicitation by the Board of Directors (the "Board") of China Wi-Max Communications, Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 411 East Wisconsin Avenue, Suite 700, Milwaukee, Wisconsin 53202 on September 30, 2009 at 10:00 a.m., Central Time, and for any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, agents and employees of the Company, without extra remuneration, may also solicit proxies personally by telephone, telefax or other means of communication. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

A shareholder who has given a Proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a letter dated Proxy reflecting contrary instructions or appearing at the Annual Meeting and voting in person.

The mailing address of the Company's principal executive office is 1905 Sherman Street, Suite 335, Denver, Colorado 80203, and its telephone number at this office is (303) 222-1000.

SHARES OUTSTANDING, VOTING RIGHTS AND PROXIES

Holders of shares of the Company's common stock (the "Common Stock") of record at the close of business on August 4, 2009 (the "Record Date") are entitled to vote at the Annual Meeting or any postponement or adjournment thereof. On the Record Date there were issued and outstanding 14,054,656 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote.

The holders of a majority of the outstanding shares of the Company entitled to vote on the matters proposed herein, present in person or by Proxy, shall constitute a quorum at the Annual Meeting. The approval of a majority of the outstanding shares of Common Stock present in person or represented by Proxy, assuming a quorum at the Annual Meeting, is required for the adoption of the matters proposed herein.

The form of Proxy solicited by the Board affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to, each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the Proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of Proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

The person named as proxy is the Company's President, Steven T. Berman. All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a Proxy, the shares of Common Stock represented by your Proxy will be voted FOR the Board's nominees for director and FOR the ratification of our Auditors, GHP Horwath, P.C. in accordance with the Proxy holder's best judgment and as to any other matters raised at the Annual Meeting.

DISSENTER'S RIGHTS

Under Nevada law, shareholders are not entitled to dissenter's rights of appraisal on any proposal referred to herein.

The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being mailed to shareholders is September 16, 2009.


                    INFORMATION RELATING TO VARIOUS PROPOSALS

PROPOSAL #1: ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS

At the time of the Annual Meeting, the Board will consist of four incumbent members (all four of which are seeking to be re-elected at the Annual Meeting), in each case to hold office until the next annual or Annual Meeting of shareholders at which a new Board is elected and until their successors shall have been elected and qualified. The Company's Articles of Incorporation and Bylaws presently provide for a Board of no less than two and no more than nine directors. It is intended that the accompanying Proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the Proxy.

Steven T. Berman, Dr. Allan Rabinoff, George "Buck" Krieger and Sharon Xiong, who are incumbent directors, have been nominated by the Board for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the Proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. The persons named in the accompanying Proxy intend to vote for the election as director of the nominees listed above. Information regarding directors is set forth below.

The following table sets forth certain information with respect to each person who is currently a director and/or executive officer of the Company, as well as the persons nominated and recommended to be elected by the Board, and is based on the records of the Company and information furnished to it by the persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains certain information with respect to the persons who are currently, or nominated to be, directors and executive officers of the Company.


                  NAME                      AGE                                POSITION
--------------------------------------------------------------------------------------------------------------------
            Steven T. Berman                 46                  President, Chief Executive Officer,
                                                                        Secretary and Director
           Dr. Allan Rabinoff                63                         Chairman of the Board
            Frank R. Ventura                 69                 Chief Financial Officer and Treasurer
          George "Buck" Krieger              68                                Director
              Sharon Xiong                   47                                Director

BIOGRAPHICAL INFORMATION ON OFFICERS AND DIRECTORS

STEVEN T. BERMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER, SECRETARY AND DIRECTOR

Mr. Berman was appointed President, Chief Executive Officer and Director on March 5, 2009 and Secretary on August 7, 2009. Mr. Berman has a B.A. from the University of Wisconsin (1984) and a J.D. from the University of Wisconsin
(1987). He served as Assistant General Counsel from 1989-1994 for the National Rural Utilities Cooperative Finance Corp. He became Senior VP, General Counsel, and Secretary/Treasurer of National Rural Telecommunications Cooperative from 1994-2004. In 2005-2006, he was President/CEO of First Capital Surety & Trust Company. He founded EBC Enterprises, LLC in 2004 as a consulting company.

FRANK R. VENTURA, CHIEF FINANCIAL OFFICER AND TREASURER

Mr. Ventura was appointed Chief Financial Officer as of April 23, 2009 and Treasurer as of August 7, 2009. Mr. Ventura earned a B.S. in accounting in 1965 from Rockhurst University. In 1972, he completed a program for Management Development at Harvard Business School. From September 2000 to June 2002, he was the Chief Financial Officer for St. Andrews Telecommunications, Inc. From May 2003 to September 2004, he was the Chief Financial Officer of Gas-Mart USA, Inc. Beginning in November 2004 to date, he has been the Chief Financial Officer and twenty percent owner of Blue Star Communications, Inc.

DR. ALLAN RABINOFF, CHAIRMAN OF THE BOARD

Dr. Rabinoff has over twenty-five years of business experience in China and the Far East, including developing international companies and teams. Dr. Rabinoff has been involved as a Board and Senior Executive Team member of several Chinese ventures. Additionally, he served as the Chief Operations Officer of In Touch Communications Inc. in Beijing from November 2004 to May 2005. Dr. Rabinoff has accumulated a vast array of contacts in business and government over the last twenty-five years in Asia and has a firm grasp on the requirements necessary to successfully operate in China. In 1975, Dr. Rabinoff earned a PhD from the University of Maryland. He also holds a Master's and Bachelor of Science degree from the University of Wisconsin.

GEORGE "BUCK" KRIEGER, DIRECTOR

Mr. Krieger was appointed to the Company's Board at its inception in July 2006. In August of 2004 he was the President of StarTelecom, Inc., a telecommunications consulting firm, until July 2006. Mr. Krieger has an extensive financial background which began at Clayton Brokerage Company, which became the largest brokerage house in the country dedicated to commodities. During his tenure at Clayton Brokerage he was an Executive V.P. and National Sales Manager for ten years. Mr. Krieger retired from Clayton after twenty-five years. He intends to focus his business time primarily on China Wi-Max.

SHARON XIONG, DIRECTOR

Ms. Xiong was appointed on March 9, 2009. Ms. Xiong received her education in Computer Science from the University of Colorado, Denver and holds an EMBA from the University of Colorado, Denver, a Ph.D. from the Medical school at the University of South Dakota, and an M.S and B.S. from Peking University, China. Sharon Xiong currently leads and manages system verification of High DensitySIP Trunk Gateway at Avaya Communication Inc. Prior to working for Avaya, Sharon worked at Lucent Technologies on 10G optical router (Bandwidth Manager) development and Rhythm Netconnections, Inc., for DSL management software development. Sharon is the president of XBC Consulting firm which offers business consulting services to people who intend to expand their business in China's emerging market. She understands Chinese culture, has a broad Chinese network, many years hands-on experience in US corporate business operation, and corporate management skills.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 1, 2008, China Wi-Max entered into an employment agreement with Mr. George Harris to serve as the President and Chief Financial Officer of China Wi-Max. Mr. Harris's employment agreement has a term of three years and provides for Mr. Harris to receive a base salary of $10,000 per month. The employment agreement does provide for the possibility of $5,000 per month being deferred, as necessary, and that the deferred salary may be converted into common stock at a rate of $0.25 per share. As of December 31, 2008, Mr. Harris had a deferred salary balance of $15,000 from the first quarter of 2008. In addition, upon the earlier occurrence of the closing of financing of at least $4 million or December 31, 2008, the base salary will increase to $15,000 per month. In addition, Mr. Harris's employment agreement provided for him to receive a signing bonus of 200,000 shares of China Wi-Max's common stock. Mr. Harris ceased to serve as the President on March 5, 2009 and as the Chief Financial
Officer and a director until April 16, 2009. On April 16, 2009, the Company entered into a separation agreement with Mr. Harris. The Separation Agreement provided for the payment of previously deferred and other compensation of approximately $98,000 over the next ten months and vesting of 200,000 previously unvested stock options.

On March 1, 2008, China Wi-Max entered into an employment agreement with Dr. Allan Rabinoff to serve as the Executive Director of Chinese Business Development. Dr. Rabinoff's employment agreement has a term of three years and provides for Dr. Rabinoff to receive a base salary of $10,000 per month. The employment agreement provides that the base salary upon the earlier occurrence of the closing of financing of at least $4 million or December 31, 2008, the base salary will increase to $15,000 per month.

On January 1, 2008, Mr. Harris, a former officer and director, was issued an option exercisable for 500,000 shares under the Corporation Stock Option Plan in connection with his employment agreement. The option has an exercise price of $0.25 per share and a term of five years. The option vests at a rate of 200,000 on the grant date, 100,000 on each anniversary of the effective date of the employment agreement. Vesting is accelerated in connection with a change in control or termination of the employment agreement.

In December 2007, Mr. Harris, a former officer and director, purchased a $5,000 Convertible Promissory Note, as part of the Convertible Note Offering. The note is due December 31, 2008 and is convertible in shares of common stock at $0.25 per share.

On March 1, 2008, Dr. Rabinoff was issued an option exercisable for 600,000 shares under the Corporation Stock Option Plan in connection with his employment agreement. The option has an exercise price of $0.25 per share and a term of five years. The option vests at a rate of 75,000 shares with the completion of acquisitions of both the fiber assets and spectrum license in each of the remaining 8 targeted cities of the business plan.

On March 1, 2008, Mr. Daniel Najor, a former Director of China Wi-Max, was issued an option exercisable for 450,000 shares under the Corporation Stock Option Plan. The option has an exercise price of $0.25 per share and a term of 5 years. The option vests at a rate of 18,750 shares per month. Mr. Najor received the option as payment for his services.

On March 5, 2009 China Wi-Max entered into a three year employment agreement with Mr. Berman to serve as President and Director providing for normal executive participation in the employee benefit plans, expense reimbursements and paid vacations. The Agreement contains normal duties, responsibilities, termination, non-competition, and compensation clauses. The base salary is established at $10,000 per month. The Agreement also provides a signing bonus of 250,000 shares and 300,000 options vesting over three years at a rate of 100,000 shares per year with an exercise price of $.25 per share.

In June 2009, Mr. Berman was granted an option for 500,000 shares of the Company's common stock. The option vests contingent to the Company achieving certain milestones in its financing efforts (50,000 options for every $1 Million received up to $10 Million). The option is exercisable for five years and has an exercise price of $0.25 per share.

On March 9, 2009, Ms. Sharon Xiong was appointed to the Board. Ms. Xiong received 25,000 shares in anticipation of services to be provided.

During the years ended December 31, 2008 and 2007, the following officers and directors of China Wi-Max received shares of common stock in the following amounts for the reasons as stated below.

         NAME                         NUMBER OF SHARES   VALUE OF STOCK     REASON FOR ISSUANCE
----------------------------------    ----------------   --------------     -------------------
YEAR ENDED DECEMBER 31, 2007
----------------------------------
Jenny Wang, former Director                 200,000           $200              Services

Dr. Allan Rabinoff, Director                750,000           $750              Services

Buck Krieger, Director                      500,000           $500              Services

Jenny Wang, former Director                 100,000           $100              Services

Buck Krieger, Director                      500,000           $500              Services

Dr. Allan Rabinoff, Director                500,000           $500              Services

Dr. Allan Rabinoff, Director                75,000            $18,750           Services

Jenny Wang, former Director                 50,000            $12,500           Services


YEAR ENDED DECEMBER 31, 2008
----------------------------------
George Harris, former President
Chief Financial                             200,000           $50,000           Signing Bonus
                                                                                w/ Employment
                                                                                Agreement

Daniel Najor, former Director               50,000            $12,500           Services

In April 2009, the Company entered into a one-year employment agreement with Mr. Frank Ventura, to serve as Chief Financial Officer of the Company. The full time base salary is established at approximately $6,500 per month, beginning May 1, 2009. The Agreement also provides a signing bonus of 50,000 options to purchase common shares at $.25 per share over three years.

During the six month period ended June 30, 2009, the Company issued 1,785,000 shares of common stock to various parties as employment bonuses and payments for services performed for the Company, valued at $446,250 ($0.25 per share).

                       EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid by the Company to the President and the Company's two most highly compensated executive officers for the fiscal years ended December 31, 2008, 2007 and 2006 (the "Named Executive Officers"):

                                             SUMMARY EXECUTIVES COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     NON-EQUITY
                                                                                     INCENTIVE    NON-QUALIFIED
                                                                                     PLAN         DEFERRED      ALL
                                                             STOCK       OPTION      COMPEN-      COMPENSATION  OTHER
NAME & POSITION                        SALARY       BONUS    AWARDS      AWARDS      SATION       EARNINGS      COMPEN-SATITOTAL
                                YEAR   ($)          ($)      ($)         ($)         ($)          ($)           ($)        ($)
------------------------------- ------ ------------ -------- ----------- ----------- ------------ ------------- ---------- ---------
Steven T. Berman, President,    2008   0            0        0           0           0            0             0          0
Chief Executive Officer,        2007   0            0        0           0           0            0             0          0
Secretary and Director (1)      2006   0            0        0           0           0            0             0          0

Frank R. Ventura, Chief         2008   0            0        0           0           0            0             0          0
Financial Officer and           2007   0            0        0           0           0            0             0          0
Treasurer (2)                   2006   0            0        0           0           0            0             0          0

Dr. Allan Rabinoff, Chairman    2008   $100,000     0        0           0           0            0             $20,000    $120,000
and Executive Director (3)      2007   0            0        $20,000     0           0            0             $42,000    $62,000
                                2006   0            0        $1,500      0           0            0             0          $1,500

George E. Harris, Former        2008   $105,000     0        $50,000     $39,900     0            0             0          $194,900
President, CFO and Director     2007   0            0        0           0           0            0             0          0
(4)                             2006   0            0        0           0           0            0             0          0

Jenny Wang, Former Chief        2008   0            0        0           0           0            0             $80,600    $80,600
Administrative Officer and      2007   0            0        $13,400     0           0            0             $21,000    $34,400
Director (5)                    2006   0            0        $100        0           0            0             0          $100

------------------------------- ------ ------------
(1) Mr. Berman was appointed President, Chief Executive Officer and Director on March 5, 2009 and Secretary on August 7, 2009.

(2) Mr. Ventura was appointed Chief Financial Officer on April 23, 2009 and Treasurer on August 7, 2009.

(3) During the year ended December 31, 2006, Dr. Rabinoff received 1,500,000 shares of common stock valued at $1,500 for his services. During the year ended December 31, 2007, Dr. Rabinoff received 1,325,000 shares of common stock valued at $20,000 as compensation for his services. Mr. Rabinoff received $42,000 for his services as a director for China Wi-Max. On March 1, 2008, Mr. Rabinoff entered into an employment agreement with China Wi-Max, prior to that Mr. Rabinoff did not receive a salary.

(4) In January 2008, Mr. Harris received 200,000 shares of common stock, valued at $50,000 as a signing bonus in connection with the employment agreement he executed at that time and 300,000 vested options with an exercise price of $.25, valued at $39,900. Prior to January 1, 2008, Mr. Harris did not receive a salary from China Wi-Max. Mr. Harris resigned his position as President on March 5, 2009. On April 16, 2009, Mr. Harris resigned as CFO and a Director.

(5) During the year ended December 31, 2006, Ms. Wang was issued 100,000 shares of common stock valued at $100 for services. During the year ended December 31, 2007, Ms. Wang received 950,000 shares of common stock valued at $13,400 as compensation for her services. In addition, Ms. Wang received $21,000 in cash for her services as a director of the Company. Ms Wang resigned as Chief Administrative Officer and Director effective March 5, 2009.

The following table sets forth certain information concerning compensation paid by the Company to the President and the Company's two most highly compensated executive officers for the period of January 1, 2009 through July 31, 2009:

                                          SUMMARY EXECUTIVES COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                                                                            NON-EQUITY     NON-QUALIFIED
                                                                            INCENTIVE      DEFERRED
                                                      STOCK      OPTION     PLAN           COMPENSATION  ALL OTHER
                                SALARY      BONUS     AWARDS     AWARDS     COMPENSATION   EARNINGS      COMPENSATION   TOTAL
NAME & POSITION         YEAR    ($)         ($)       ($)        ($)        ($)            ($)           ($)             ($)
----------------------- ------- ----------- --------- ---------- ---------- -------------- ------------- ------------ -----------

Steven T. Berman,
President, Chief
Executive Officer,
Secretary and            2009      $20,000         0    $62,500    $19,738              0             0            0  $102,238
Director (1)

Frank R. Ventura,
Chief Financial
Officer and Treasurer    2009            0         0          0    $ 9,550              0             0            0  $  9,550
(2)

George E. Harris,
Former President, CFO    2009      $52,500         0          0          0              0             0     $112,500  $165,000
and Director (3)

Jenny Wang, Former
Chief Administrative
Officer and Director     2009      $12,200         0          0          0              0             0            0  $ 12,200
(4)

------------------------
(1) Mr. Berman was appointed President, Chief Executive Officer and Director on March 5, 2009 and Secretary on August 7, 2009. Mr. Berman was issued 250,000 shares of the Company's restricted common stock valued at $0.25 per share, based upon the fair market value at issuance. During the six months ended June 30, 2009, Mr. Berman was granted an option exercisable for 500,000 shares of the Company's common stock. The option vests contingent to the Company achieving certain milestones in its financing efforts (50,000 options for every $1 Million received up to $10 Million). The option is exercisable for five years and has an exercise price of $0.25 per share. He also was granted an option for 300,000 shares that vested at a rate of 100,000 shares per year, with an exercise price of $0.25 per share. The Company has recognized a compensation expense of $19,738 in connection with the options using the Black-Scholes Method.

(2) Mr. Ventura was appointed Chief Financial Officer on April 23, 2009 and Treasurer on August 7, 2009. Mr. Ventura is to receive a monthly compensation of $4,000 per month. A total of $12,000 has been accrued and deferred for payment. Mr. Ventura has been granted an option exercisable for 50,000 shares with an exercise price of $0.25 per share and a term of 5 years. The Company has recognized a compensation expense of $9,550 in connection with the options using the Black-Scholes Method.

(3) Mr. Harris resigned his position as President on March 5, 2009. On April 16, 2009, Mr. Harris resigned as CFO and a Director. As part of Mr. Harris's Settlement Agreement with the Company he is to receive accrued compensation and expense reimbursements totaling $94,600. In April 2009, Mr. Harris was issued 450,000 shares of common stock, valued at $0.25 per share for payment on $112,500 of accrued salary.

(4) Ms Wang resigned as Chief Administrative Officer and Director effective March 5, 2009.

                              EMPLOYMENT AGREEMENTS

On January 1, 2008, China Wi-Max entered into an employment agreement with Mr. George Harris to serve as the President and Chief Financial Officer of China Wi-Max. On March 5, 2009, Mr. Harris resigned as President, with no other changes to his employment agreement. On April 16, 2009, Mr. Harris resigned as CFO and director. On January 1, 2008, Mr. Harris was issued an option exercisable for 500,000 shares under the Corporation Stock Option Plan in connection with his employment agreement. The option has an exercise price of $0.25 per share and a term of five years. The option vests at a rate of 200,000 on the grant date, 100,000 on each anniversary of the effective date of the employment agreement. Vesting is accelerated in connection with a change in control or termination of the employment agreement. As Mr. Harris has terminated, his option is fully vested for 500,000 shares.

On March 1, 2008, China Wi-Max entered into an employment agreement with Dr. Allan Rabinoff to serve as the Executive Director - China Business Development. Dr. Rabinoff's employment agreement has a term of three years and provides for Dr. Rabinoff to receive a base salary of $10,000 per month. The employment agreement provides that the base salary upon the earlier occurrence of the closing of financing of at least $4 million or December 31, 2008, the base salary will increase to $15,000 per month. Vesting is accelerated in connection with a change in control or termination. On March 1, 2008, Dr. Rabinoff was issued an option exercisable for 600,000 shares under the Corporation Stock Option Plan in connection with his employment agreement. The option has an exercise price of $0.25 per share and a term of five years. The option vests at a rate of 75,000 shares with the completion of acquisitions of both the fiber assets and spectrum license in each of the remaining 8 targeted cities of the business plan. Vesting is accelerated in connection with a change in control or termination of the employment agreement.

On March 1, 2009 China Wi-Max entered into a three year employment agreement with Mr. Berman to serve as President, Chief Executive Officer and Director providing for normal executive participation in the employee benefit plans, expense reimbursements and paid vacations. The Agreement contains normal duties, responsibilities, termination, non-competition, and compensation clauses. The base salary is established at $10,000 per month, beginning June 1, 2009. The Agreement also provides a signing bonus of 250,000 shares and options exercisable for 300,000 shares, vesting over three years at 100,000 shares per year at $.25.

The Board approved additional incentive arrangement for Steve Berman, President and CEO, - 500,000 options granted (effective 6/10/09) at present day fair market value ($0.25) subject to vesting conditioned upon Company-achieving milestones of raising equity - 50,000 options vested for each $1M received up to $10M (total potential of 500,000 options vested with 5-yr exercise term). Mr. Berman's salary to be increased from $10K per month to $15K per month after first to occur of (i) one-year anniversary of start date; or (ii) a $5M traunch of financing closed.

At a meeting of the Board of Directors on June 10, 2009, the Board approved the modification of option awards for cities whose rights (fiber and wireless) are purchased whereby a plan was approved to award shares per prior arrangement - 50,000 shares to Jenny Wang and 75,000 shares to Allan Rabinoff. This arrangement is cancelled by the Board and is no longer in effect on a going-forward basis.

The Board approved new terms to include granting options immediately (600,000 for Allan Rabinoff and 800,000 for Frank Jia, effective (6/10/09)) subject to vesting tied to the following Company-achieved milestones at present day fair market value ($0.25) with a five-year exercise term:

                  Allan Rabinoff (Chairman) - 75,000 options to vest per city implemented (eight city potential - Shanghai, Chongqing, Shenzhen, Dalian, Qingdao, Guangzhou, Xi'an, Tianjin);

                  Frank  Jia -  100,000  options  to vest per  city  implemented
(eight  city  potential  -  Shanghai,  Chongqing,   Shenzhen,  Dalian,  Qingdao,
Guangzhou, Xi'an, Tianjin). Conditions to Frank Jia's options vesting: contingent upon (i) satisfactory continued performance in current duties and roles; (ii) each applicable city's fiber and wireless transaction(s) being directly developed and closed by him (rather than via a third-party); (iii) all such transactions, on a per city basis, being purchased at cost, in addition to potential and appropriate lobbying and transaction fees, acceptable to the Company, in compliance with all laws and regulations, and with full transparency.

In addition, the Board approved the modification of Chairman Rabinoff's employment contract to provide for 12 months severance (rather than 3 months), in the event of termination of employment as provided therein.

In connection with the employment agreements, generally, the Company terminates the employment agreement at any time with cause. The employee has the right to terminate the employment agreement at any time with good reason. In the event, the Company terminates an employment agreement for cause or the employee terminates his or her employee agreement with good reason, all of such employee's rights to compensation would cease upon the date of such termination. If we terminate an employment agreement without cause, then such employee terminates his employment agreement for cause, or in the event of a change in control, we are required to pay to such employee all compensation and other benefits that would have accrued and/or been payable to that employee during the full term of the employment agreement.

A change of control is considered to have occurred when, as a result of any type of corporate reorganization, execution of proxies, voting trusts or similar arrangements, a person or group of persons (other than incumbent officers, directors and our principal stockholders) acquires sufficient control to elect more than a majority of our board of directors, acquires 50% or more of our voting shares, or we adopt a plan of dissolution of liquidation. The employment agreement also include a non-compete and nondisclosure provisions in which each employee agrees not to compete with or disclose confidential information regarding us and our business during the term of the employment agreement and for a period of one year thereafter.

                      EQUITY COMPENSATION PLAN INFORMATION

China Wi-Max, in May 15, 2009, our Board of Directors adopted an Incentive Stock Option Plan pursuant to which the Board of Directors may grant options or shares to key employees, consultants, and others for up to 5,000,000 shares of the Company's common stock. The plan will provide for the grant of incentive stock options with an exercise price of not less than the fair market value on the date of the grant as determined by the Board of Directors and will expire no later than the fifth anniversary of the date of grant. As of July 31, 2009, 4,825,000 options with an exercise price of $0.25 had been granted to key officers, directors, employees and advisors outside of the newly adopted Plan. Before any employee options may be delivered or exercised, the shareholders must ratify the Plan.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of July 31, 2008, regarding the equity compensation plan (including individual compensation arrangements) under which shares of China Wi-Max's common stock are authorized for issuance. No class of our securities other than our common stock or options to purchase our common stock is authorized for issuance under any of our equity compensation plans.

                                                 NUMBER OF
                                               SECURITIES TO
                                              BE ISSUED UPON
                                                EXERCISE OF                               NUMBER OF SECURITIES
                                                OUTSTANDING                             REMAINING AVAILABLE FOR
                                                 OPTIONS,        WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                               WARRANTS AND     EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                                  RIGHTS       OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
            PLAN CATEGORY                                      WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A) )
                                                    (A)                (B)                        (C)
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
security holders                                            0                      0                             0
Equity compensation plans not
approved by security holders                        4,850,000   $               0.25                       150,000
                                              ----------------  ---------------------  ----------------------------
Total                                               4,850,000   $               0.25                       150,000

The following table provides information as of July 31, 2009, regarding the equity compensation plan (including individual compensation arrangements) under which shares of China Wi-Max's common stock are authorized for issuance. No class of our securities other than our common stock or options to purchase our common stock is authorized for issuance under any of our equity compensation plans.

                                        NUMBER OF       NUMBER OF
                                       SECURITIES       SECURITIES
                                      TO BE ISSUED        TO BE
                                          UPON         ISSUED UPON
                                       EXERCISE OF     EXERCISE OF
                                       VESTED AND        UNVESTED                          NUMBER OF SECURITIES
                                       OUTSTANDING         AND                            REMAINING AVAILABLE FOR
                                        OPTIONS,       OUTSTANDING   WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                      WARRANTS AND       OPTIONS,    EXERCISE PRICE OF      EQUITY COMPENSATION
                                         RIGHTS          WARRANTS       OUTSTANDING          PLANS (EXCLUDING
                                                        AND RIGHTS   OPTIONS, WARRANTS    SECURITIES REFLECTED IN
          PLAN CATEGORY                                                 AND RIGHTS         COLUMN (A) AND (B) *
                                           (A)             (B)              (C)                     (D)
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders                      0               0                   0                          0
Equity compensation plans not
approved by security holders              1,675,000       3,175,000  $             0.25                    150,000
                                        ------------   ------------- -------------------  -------------------------
Total                                     1,675,000       3,175,000  $             0.25                    150,000

---------------------------------
* Prior to increase from 4,000,000 to 5,000,000

                              DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid by the Company to those directors who served on the Company's Board of Directors, during the year ended December 31, 2008. NOTE: THIS TABLE EXCLUDES ANY COMPENSATION PAID FOR SERVICES AS AN OFFICER.

    NAME        FEES       STOCK       OPTION         NON-EQUITY        NON-QUALIFIED        ALL OTHER        TOTAL
                EARNED     AWARDS      AWARDS       INCENTIVE PLAN        DEFERRED         COMPENSATION
               OR PAID                               COMPENSATION       COMPENSATION
               IN CASH                                                    EARNINGS
------------- ---------- ----------- ----------- ------------------ ------------------- ------------------ -----------
Dr. Allan       $20,000          $0          $0                 $0                  $0                 $0     $20,000
Rabinoff (1)

George E.            $0          $0          $0                 $0                  $0           $194,900    $194,900
Harris (2)

George          $62,500          $0          $0                 $0                  $0                 $0     $62,500
"Buck"
Krieger (3)

Daniel          $35,000          $0          $0                 $0                  $0                 $0     $35,000
Najor (4)

Jenny Wang      $80,600          $0          $0                 $0                  $0                 $0     $80,600
(5)

-----------------------
(1) During 2008, Mr. Rabinoff received $20,000 for his services as a director and on March 1, 2008, he entered into an employment agreement with China Wi-Max, prior to that Mr. Rabinoff did not receive a salary.

(2) In January 2008, Mr. Harris received 200,000 shares of common stock, valued at $50,000 as a signing bonus in connection with the employment agreement he executed at that time and 300,000 vested options with an exercise price of $.25, valued at $39,900. Prior to January 1, 2008, Mr. Harris did not receive a salary from China Wi-Max. On April 16, 2009, Mr. Harris resigned as a Director

(3) During the year 2008, Mr. Krieger received cash of $60,000 and other compensation of $2,500 in connection with services he provided in developing the business plan, seeking out potential new management and Board members, and other business matters.

(4) In March 2008, Mr. Najor was issued 50,000 shares of common stock valued at $12,500 and 187,500 vested options with an exercise price of $.25, valued at $22,500 for his services. Mr. Najor resigned as a Director effective March 1, 2009.

(5) During 2008, Ms. Wang received $80,600 in cash for her services as a director and officer of the Company. Ms. Wang resigned as Chief Administrative Officer and Director effective March 5, 2009.

The following table sets forth certain information concerning compensation paid by the Company to those directors who served on the Company's Board of Directors, during the period of January 1, 2009 through July 31, 2009. NOTE:
THIS TABLE EXCLUDES ANY COMPENSATION PAID FOR SERVICES AS AN OFFICER.

          NAME                FEES        STOCK     OPTION       NON-EQUITY      NON-QUALIFIED       ALL OTHER      TOTAL
                            EARNED OR    AWARDS     AWARDS    INCENTIVE PLAN       DEFERRED        COMPENSATION
                            PAID IN                            COMPENSATION      COMPENSATION
                              CASH                                                EARNINGS
-------------------------- ----------- ---------- ---------- ---------------- ----------------- ----------------- ----------
Steven T. Berman (1)               $0         $0         $0               $0                $0                $0         $0

Dr. Allan Rabinoff (2)       $105,000         $0         $0               $0                $0                $0   $105,000

George E. Harris (3)               $0         $0         $0               $0                $0                $0         $0

George "Buck" Krieger              $0         $0         $0               $0                $0                $0         $0

Sharon Xiong                       $0         $0         $0               $0                $0                $0         $0

Daniel Najor (4)                   $0         $0         $0               $0                $0                $0         $0

Jenny Wang (5)                     $0         $0         $0               $0                $0                $0         $0

---------------------------
(1) Mr. Berman was appointed a Director effective March 5, 2009. Mr. Berman was appointed President, Chief Executive Officer and Director on March 5, 2009 and Secretary on August 7, 2009. In connection with his employment agreement as an officer of the Company, Mr. Berman was issued 750,000 shares of the Company's restricted common stock valued at $0.25 per share, based upon the fair market value at issuance. During the six months ended June 30, 2009, Mr. Berman was granted an option exercisable for 500,000 shares of the Company's common stock. The option vests contingent to the Company achieving certain milestones in its financing efforts (50,000 options for every $1 Million received up to $10 Million). The option is exercisable for five years and has an exercise price of $0.25 per share. He also was granted an option for 300,000 shares that vested at a rate of 100,000 shares per year, with an exercise price of $0.25 per share. The Company has recognized a compensation expense of $19,738 in connection with the options using the Black-Scholes Method.
(2) During the six months ended June 30, 2009, Dr. Rabinoff was granted 600,000 options, the options have an exercise price of $0.25 per share and are subject to vesting terms (75,000 shares per city implementation) over a term of 5-years. The Company has not recognized a compensation expense on these options due to the fact that their vesting rates are based upon the achievement of certain Company goals.
(3) Mr. Harris resigned his position as President on March 5, 2009. On April 16, 2009, Mr. Harris resigned as CFO and a Director. As part of Mr. Harris's Settlement Agreement with the Company he is to receive accrued compensation and expense reimbursements totaling $94,600. In April 2009, Mr. Harris was issued 450,000 shares of common stock, valued at $0.25 per share for payment on $112,500 of accrued salary.
(4)      Mr. Najor resigned as a Director effective March 1, 2009.
(5)      Ms. Wang resigned as Director effective March 5, 2009.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of February 26, 2008, a Compensation Committee was established. As a result of two of the three committee members no longer being associated with the Company, the Compensation Committee was dissolved. Through December 31, 2008 and through the period ended July 31, 2009, the China Wi-Max Board of Directors in its entirety acted as the Compensation Committee for China Wi-Max. Dr. Rabinoff is the Chairman of the Company.

                   LIMITATION ON LIABILITY AND INDEMNIFICATION

China Wi-Max is a Nevada corporation. Nevada Revised Statutes (NRS) provide that a Nevada corporation's Articles of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in the NRS (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. China Wi-Max articles of incorporation contain a provision eliminating the personal liability of directors to China Wi-Max or China Wi-Max shareholders for monetary damages to the fullest extent provided by the NRS.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the Proceeding, unless such indemnity is limited by the corporation's articles of incorporation. China Wi-Max articles of incorporation do not contain any such limitation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a Proceeding because the person is or was a director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The Company's articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any Proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other Proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Under the NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its Board of Directors or shareholders, or contract.

China Wi-Max articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of China Wi-Max to the full extent permitted by Nevada law. China Wi-Max articles of incorporation also provide that China Wi-Max may purchase and maintain insurance on behalf of any person who is or was a director or officer of China Wi-Max or who is or was serving at the request of China Wi-Max as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not China Wi-Max would have the power to indemnify him or her against such liability.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our Officers and Directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports received, and representations from certain reporting persons, we believe that, during the period of January 1, 2009 through July 31, 2009, some of the Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were not filed in compliance with all applicable requirements.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of China Wi-Max outstanding common stock by:

         o each person who is known by China Wi-Max to be the beneficial owner of five percent (5%) or more of China Wi-Max common stock;

         o China Wi-Max's President, its other executive officers, and each director as identified in the "Management Information" section; and

         o all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within sixty days of the date of this document into shares of China Wi-Max common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of China Wi-Max common stock that China Wi-Max believes was beneficially owned by each person or entity as of July 31, 2009. The total shares outstanding as of July 31, 2009 was 14,054,656.

    TITLE OF CLASS                     NAME AND ADDRESS OF BENEFICIAL OWNER                    AMOUNT AND      PERCENT OF
                                                                                                NATURE OF         CLASS
                                                                                               BENEFICIAL
                                                                                                OWNER (1)
----------------------- -------------------------------------------------------------------- ---------------- --------------
Common shares           Steven T. Berman,                                                         750,000(2)          5.34%
                        President, Chief Executive Officer, Secretary and Director
                        11649 Port Washington Rd., Ste. #224
                        Mequon, WI 53092

Common shares           Frank R. Ventura, Chief Financial Officer and Treasurer                         0(3)             0%
                        11649 Port Washington Rd., Ste. #224
                        Mequon, WI 53092

Common shares           Dr. Allan Rabinoff, Chairman of the Board and Executive Officer         2,225,000(4)         15.83%
                        11649 Port Washington Rd., Ste. #224
                        Mequon, WI 53092

Common shares           George "Buck" Krieger, Director                                              825,000          5.87%
                        12 Shari Dr.
                        St. Louis, MO 63122

Common shares           Sharon Xiong, Director                                                       25,000           0.17%
                        11649 Port Washington Rd. Ste. #224
                        Mequon, WI 53092

Common shares           Jenny Wang, Former Chief Administrative Officer and Director               1,050,000          7.47%
                        11649 Port Washington Rd. Ste. #224
                        Mequon, WI 53092

Common shares           Frank Jia                                                               1,000,000(5)          7.11%
                        7-3-7#, No 102, Youyi Road,
                        Haidian District
                        Beijing, China 100085

Common shares           Middle River Holding, Inc.                                                   800,000          5.69%
                        c/o John Varono
                        1519 Windsor Street
                        Columbia, MO  65201

Common shares           All Directors and Executive Officers as a Group (5 persons)                3,850,000         27.21%

-----------------------
(1)Assumes the sale of the maximum number of Notes offered and conversion of all Notes into shares of common stock at $.25 and $.50 per share, which could be 6,540,800 shares. There are no assurances that all the Notes offered will be sold, as investors may not purchase the notes, or that if sold, all of the Notes will be converted. To the extent that less than all the Notes are converted, management's percentage of ownership in the Company will increase proportionately.
(2)Mr. Berman also holds 800,000 unvested Options.
(3)Mr. Ventura holds 50,000 unvested Options.
(4)Mr. Rabinoff also holds 600,000 unvested Options.
(5)Mr. Jia also holds 800,000 unvested Options

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants, or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that China Wi-Max believes have a reasonable likelihood of being "in the money" within the next sixty days.

VOTE REQUIRED

The approval of a majority of the shares of Common Stock present in person or represented by proxy, assuming a quorum of the holders of Common Stock at the Annual Meeting, is required for election of the Director Nominees. Cumulative voting in the election of directors is not allowed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2: APPOINTMENT OF GHP HORWATH, P.C.

GHP Horwath, P.C., Independent Public Accountants, of Denver, Colorado have been appointed as the Certifying Accountants for the period through fiscal year 2009 and shareholders are asked to ratify such appointment. Ratification of the appointment of GHP Horwath, P.C. as the Company's independent public accountants for the fiscal year ending December 31, 2009 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event the stockholders do not ratify the appointment of GHP Horwath, P.C. for the forthcoming fiscal year, such appointment will be reconsidered by the Board. Representatives of GHP Horwath, P.C. are not expected to be present at the Annual Meeting and will not make statements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

In the event that the ballot is left blank for a proposal, it will be deemed a "For" vote.

                         FINANCIAL AND OTHER INFORMATION

Reference is made to the financial statements and other information included in the Company's Annual Report on Form 10-K for the period ended December 31, 2008 (as filed with the Securities and Exchange Commission on April 14, 2009), which is incorporated herein by reference. A Copy of such report is included in this mailing. If you do not receive a copy of such report, the Company undertakes to provide to you, without charge, upon a written or oral request by you and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of such report. Written requests for such report should be addressed to the Office of the President, China Wi-Max Communications, Inc., 1905 Sherman Street, Suite 335, Denver, Colorado 80203.

                              SHAREHOLDER PROPOSALS

Shareholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by Steven T. Berman, the President of the Company, at China Wi-Max Communications, Inc., 1905 Sherman Street, Suite 335, Denver, Colorado 80203, no later than 30 days prior to fiscal year end, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in the summer of 2010.

                                  OTHER MATTERS

The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

         September  14, 2009      China Wi-Max Communications, Inc.
                                  By Order of the Board of Directors

                                  /s/ Steven T. Berman
                                  ----------------------------------------------
                                  Steven T. Berman, President and Director

                                     BALLOT


                        CHINA WI-MAX COMMUNICATIONS, INC.
                         1905 Sherman Street, Suite 335
                             Denver, Colorado 80203
                                  (303)993-8028

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Steven T. Berman, President of China Wi-Max Communications, Inc. proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of China Wi-Max Communications, Inc. held of record by the undersigned at the Annual Meeting of Stockholders to be held on September 30, 2009, at 10:00 a.m. Central time, at the offices of the Company's General Counsel, vonBriesen, 411 East Wisconsin Avenue, Suite 700, Milwaukee, Wisconsin 53202, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

         1. To elect four (4) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified:

        Nominees:         Steven T. Berman, Dr. Allan Rabinoff,
                          George "Buck" Krieger and Sharon Xiong

        [_] FOR: nominees listed above (except as marked to the contrary below).

        [_] WITHHOLD authority to vote for nominee(s) specified below.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write the applicable name(s) in the space provided below.

--------------------------------------------------------------------------------

2. To ratify the appointment of our auditors, GHP Horwath, P.C.

                  [_] FOR           [_] AGAINST               [_] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MAY SIGN AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of shares owned ________________


-------------------------------------       ------------------------------------
Signature of Stockholder                    Signature if held jointly

Printed name:                               Printed name:
             ------------------------                    -----------------------

Address:
             ------------------------

             ------------------------


                                            Dated:                        , 2009
                                                  ------------------------

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.